Exhibit 99.1

FOR IMMEDIATE RELEASE

Select Medical and Dignity Health Announce Completion

of Transaction to Combine Concentra and U.S. HealthWorks

MECHANICSBURG, PA and SAN FRANCISCO, CA — February 1, 2018 — Select Medical Holdings Corporation (“Select Medical”) (NYSE: SEM) and Dignity Health today announced the completion of the transaction to combine Concentra Group Holdings, LLC (“Concentra”), with U.S. HealthWorks, Inc. (“U.S. HealthWorks”), a subsidiary of Dignity Health Holdings Company (“DHHC”). Concentra has acquired all of the issued and outstanding shares of stock of U.S. HealthWorks from DHHC. Dignity Health owns a 20% equity interest in the combined entity holding Concentra and U.S. HealthWorks.

“This deal offers an exceptional opportunity to continue growing the Select Medical family of health care providers,” said Robert A. Ortenzio, Executive Chairman and Co-Founder of Select Medical. “Occupational medicine continues to be an important segment of our portfolio and we are excited about the sustained growth of Concentra. The addition of U.S. HealthWorks to the Concentra organization will further solidify our leadership position in supporting the delivery of occupational medicine to America’s workforce.”

“We are excited to add U.S. HealthWorks’ established practices to the Concentra organization, to further support and enhance the delivery of best-in-class occupational medicine and urgent care to communities and employer worksites nationwide,” said Keith Newton, Chairman, President and Chief Executive Officer of Concentra. “This transaction presents a unique opportunity to bring together two leaders in our industry, resulting in accelerated advancements and enhanced clinical outcomes for patients and employers, ultimately setting a new standard for the support and delivery of occupational medicine.”

Concentra will begin the process of integrating U.S. HealthWorks into its portfolio of medical centers and employer worksite clinics, with the combination helping to strengthen the delivery of care through greater access and standardization of best practices, while also improving health and wellness services for employers and employees. The new organization will have over 60 years of combined history supporting and providing occupational medicine, and will be comprised of more than 700 medical centers and employer worksite clinics in 44 states, delivering services to more than 44,000 patients each day.

About Concentra:

Concentra was formed through a joint venture between Select Medical Corporation, a wholly-owned subsidiary of Select Medical, Welsh, Carson, Anderson & Stowe XII, L.P., and other minority equity holders including Cressey & Company. For more information about Concentra, visit www.concentra.com.

About Select Medical:

Select Medical began operations in 1997 and has grown to be one of the largest operators of long term acute care hospitals, inpatient rehabilitation facilities, outpatient rehabilitation clinics and occupational health centers in the United States based on the number of facilities. As of December 31, 2017, Select Medical operated 100 long term acute care hospitals in 27 states, 24 inpatient rehabilitation facilities in 10 states and 1,616 outpatient rehabilitation clinics in 37 states and the District of Columbia. Select Medical’s joint venture subsidiary Concentra operated 312 occupational health centers in 38 states. Concentra also provides contract services at employer worksites and Department of Veterans Affairs community-based outpatient clinics. At December 31, 2017, Select Medical had operations in 47 states and the District of Columbia. Information about Select Medical is available at www.selectmedical.com.

About Dignity Health:

Dignity Health is one of the nation’s largest health care systems. As of June 30, 2017, Dignity Health operated more than 400 care centers, including hospitals, urgent and occupational care, imaging and surgery centers, home health, and primary care clinics in 22 states, through its network of more than 9,000 physicians and 63,000 employees. Headquartered in San Francisco, CA, Dignity Health is dedicated to providing compassionate, high-quality, and affordable patient-centered care with special attention to the poor and underserved. In its fiscal year ended June 30, 2017, Dignity Health provided $2.6 billion in charitable care and services. More information on Dignity Health is available at www.dignityhealth.org.

Forward-Looking Statements:

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements are based on current information and belief, and are not guarantees of future performance. Among the risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements include factors discussed from time to time in our filings with the Securities and Exchange Commission, including factors discussed under the heading “Risk Factors” of the annual report on Form 10-K and subsequent Forms 10-Q. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results or performance.

Select investor inquiries:

Joel T. Veit

Senior Vice President and Treasurer

Select Medical

ir@selectmedical.com

Dignity investor inquiries:

Lisa Zuckerman

Senior Vice President Treasury & Strategic Investments

Dignity Health

Lisa.Zuckerman@DignityHealth.org

Media inquiries:

Shelly Eckenroth

Vice President, Communications & Branding

Select Medical

seckenroth@selectmedical.com

Marie Kennedy

Vice President, Communications & Public Relations

Dignity Health

marie.kennedy@dignityhealth.org

SOURCE:                                         Select Medical Holdings Corporation

4714 Gettysburg Road

Mechanicsburg, PA 17055

NYSE Symbol: SEM